EXHIBIT 23(a)


                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 4, 1998, which appears on page 35 of the 1997 Annual Report to Shareholders of American Water Works Company, Inc. and subsidiaries, which is incorporated by reference in American Water Works Company, Inc. and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
April 14, 1998

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                                                    EXHIBIT 23(b)



                         April 14, 1998
                       CONSENT OF COUNSEL


We hereby consent to the reference to us under the caption "Legal
Opinion" in the Prospectus included in the Post-Effective
Amendment No. 3 to the Form S-3 Registration Statement of
American Water Works Company, Inc. (Registration No. 33-59059)


DECHERT PRICE & RHOADS

April 14, 1998